UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2017

Nuo Therapeutics, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32518	23-3011702
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

207A Perry Parkway, Suite 1, Gaithersburg, MD 20877

(Address of Principal Executive Offices) (Zip Code)

(240) 499-2680

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On June 9, 2017, Nuo Therapeutics, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Deerfield Special Situations Fund, L.P. (collectively, “Deerfield”) for the exchange of their 29,038 shares of Series A preferred stock, par value $0.0001 per share (the “Series A Preferred Stock) for shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), shares of a newly designated Series B preferred stock, par value $0.0001 per share (the “Series B Preferred Stock”), and warrants to purchase Common Stock (the “Warrants”). We refer to this exchange collectively as the “Exchange.”

The Exchange is contingent on, and, subject to the satisfaction or waiver of other closing conditions set forth in the Exchange Agreement, would close concurrently with, the closing of a public offering with aggregate gross proceeds of at least $10,500,000 and a price per share of at least $1.00 (to be adjusted for the final reverse split ratio) and a reverse split of the Common Stock at a ratio between 1-for-2 and 1-for-4, among other conditions.

At the closing of the Exchange (the “Closing”), Deerfield would exchange all shares of Series A Preferred Stock for (i) a number of shares of Common Stock equal to the Common Share Amount (as defined below), (ii) Series B Preferred Stock with a liquidation preference of $15.25 million and (iii) Warrants to purchase a number of shares of Common Stock equal to the greater of 1,450,000 shares of Common Stock and 43.3% of the aggregate liquidation preference of the Series B Preferred Stock divided by the public offering price. Concurrently with the Closing, the Series A Preferred Stock would be deemed cancelled.   The Common Share Amount is generally defined as the difference between (A) 9.98% of the Common Stock outstanding immediately prior to the Closing (including shares issued and sold in the public offering (including as a result of the exercise of any over-allotment option that closes prior to the Closing) and shares issuable upon the exercise of options held by the Deerfield Board designee (the “Options”)) and (B) the sum of the Options and the aggregate number of shares of Common Stock purchased by Deerfield and its affiliates in the public offering.

The foregoing description of the Exchange is qualified in its entirety by reference to the Exchange Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stock

At the Closing, the Company would file a certificate of designations for the Series B Preferred Stock (the “Certificate of Designations”) with the Delaware Secretary of State and issue Deerfield 15,250 shares of Series B Preferred Stock with an aggregate liquidation preference of $15,250,000. Beginning on October 1, 2018, cumulative dividends accrue with respect to the outstanding shares of Series B Preferred Stock at a rate of 5% per annum of the original issue price. Dividends are payable quarterly in cash beginning on December 31, 2018. Accrued and unpaid dividends bear interest at a default rate of 9% per annum.

The Series B Preferred Stock contains a mandatory redemption feature, requiring the Company to redeem the Series B Preferred Stock in equal monthly increments over a four year period commencing on July 1, 2020. Such mandatory redemptions may be paid in cash or in shares of Common Stock, at the Company’s option. The Company’s ability to pay in shares of Common Stock is subject to a number of limitations and conditions specified in the Certificate of Designations. If the Company elects to make a mandatory redemption payment in shares of Common Stock but does not deliver such shares within a requisite time period, the holders have the option to convert the corresponding number of shares of Series B Preferred Stock (or any lesser number of shares) at an approximate 10% discount to the then-applicable volume-weighted average price, in accordance with the Certificate of Designations. In addition, beginning on the fourth anniversary of the Closing, the Company has the right to redeem all of the outstanding Series B Preferred Stock at any time for cash. All issuances of shares of Common Stock under the Certificate of Designations are subject to a 9.985% beneficial ownership cap applicable to Deerfield.

The liquidation preference of the Series B Preferred Stock must be paid to the holders of such stock before any payments are made with respect to shares of Common Stock (and other capital stock that is not issued on parity or senior to the Series B Preferred Stock) upon a liquidation or change in control transaction. For so long as Series B Preferred Stock is outstanding, holders of two-thirds of the shares of Series B Preferred Stock must approve a change in the number of the Company's directors (currently five) and the holders of Series B Preferred Stock have the right to nominate and elect one member of the Company's Board of Directors. Lawrence S. Atinsky, a partner in Deerfield Management Company, L.P., currently serves as the director designee of the holders of Series A Preferred Stock.

With respect to all other matters on which holders of Common Stock may vote, the Series B Preferred Stock also have voting rights, voting with the Common Stock as a single class, with each share of Series B Preferred Stock having the right to five votes, subject to adjustment in proportion to the reverse stock split referenced above.

Furthermore, holders of two-thirds of outstanding shares of Series B Preferred Stock shall have the right to approve certain transactions, including transactions to:

(i)

amend, modify, or repeal any provision of the Certificate of Designations or the Bylaws in a manner that adversely affect the preferences, rights or powers of, or any restrictions provided for the benefit of, the Series B Preferred Stock;

(ii)	issue securities that are senior to or pari passu with the Series B Preferred Stock,
(iii)	incur debt (other than for working capital purposes not in excess of $3.0 million),
(iv)

issue securities that are junior to the Series B Preferred Stock and that provide certain consent rights to the holders of such junior securities in connection with a liquidation or contain certain liquidation preferences,

(v)	pay dividends on or purchase shares of its capital stock (with certain exceptions),
(vi)	change the authorized number of members of its Board of Directors to a number other than five, or
(vii)

consummate or consent to any liquidation in which the holders of Series B Preferred Stock do not receive in cash at the closing of any such event or occurrence the Series B liquidation preference for each outstanding share of Series B Preferred Stock.

The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, a copy of the form of which has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

The Warrants issuable in the Exchange would be ten-year warrants with an exercise price at a 10% premium to the public offering price. The exercise price may, at the holder’s option, be paid (i) in cash, (ii) by means of a cashless exercise and (iii) through an exchange of a number of shares of Series B Preferred Stock having an aggregate liquidation preference equal to the aggregate exercise price or portion thereof sought to be satisfied.

Under the terms of the Warrants, the holders are entitled to receive such dividends and distributions paid to holders of Common Stock to the same extent as if the holder had exercised the Warrants for Common Stock and had held such shares of Common Stock on the record date for such dividends and distributions. The exercise price of the Warrants and number of underlying shares of Common Stock are subject to standard anti-dilution adjustments. In addition, in the case of a takeout major transaction or asset sale (as defined in the Warrants), the holders at their option may elect to convert the Warrants into the right to receive, at the closing of such transaction, (i) in the case of an asset sale or cash out major transaction (as defined in the Warrants), an amount of cash equal to the intrinsic value of the Warrants (as specified therein), and (ii) in the case of all other takeout major transactions, the same consideration receivable by holders of Common Stock in respect of a number of shares of Common Stock equal to the aggregate number of shares underlying the Warrants assuming a cashless exercise. In the case of all other major transactions (as defined in the Warrants), the holders have the right to exercise the Warrants at any time following the closing of such transaction as a cashless major exercise. Cashless major exercises are cashless exercises in the context of takeout major transaction, and are subject to a cap on the number of shares issuable upon exercise.

Upon the occurrence of an "event of failure" (as defined in the Warrant and including a delivery failure), the Company is subject to damages to the holder for each day that such event of failure exists and is continuing in an amount equal to one percent (1%) of the "applicable product" (as defined in the Warrant and representing in the case of the delivery failure the product of the number of exercise shares not delivered and the volume weighted average price of the Common Stock).

All issuances of shares of Common Stock under the Warrants are subject to a 9.985% beneficial ownership cap applicable to Deerfield.

The foregoing description of the Warrant is qualified in its entirety by reference to the form of Warrant, a copy of which has been filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

At the Closing, the Company would enter into a Registration Rights Agreement with Deerfield (the “Registration Rights Agreement”), pursuant to which Deerfield would have certain resale registration rights with respect to the shares of Common Stock issued and issuable pursuant to the Exchange Agreement, including the Common Shares, the shares of Common Stock issuable upon redemption or conversion of the Series B Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants, as well as any other shares held by Deerfield as of the second trading day prior to the filing of the related registration statement. Under the Registration Rights Agreement, the Company is obligated to file a registration statement, use its reasonable best efforts to cause the registration statement to be declared effective within specified time periods set forth in the agreement, as well as take other steps in connection with the registration statement. Failure to do so will subject the Company to registration default payments for each 30-day period after the date of such failure in an amount equal to 1% of the dollar amount of the unregistered securities required to be registered. The Registration Rights Agreement also contains piggy-back registration rights.

The foregoing description of the registration rights of Deerfield is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which has been filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated by reference into this Item 3.02.  The securities issuable in the Exchange are being sold in reliance upon the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended, and/or Section 4(a)(2) of such act.

Item 7.01.     Regulation FD Disclosure.

On June 12, 2017, the Company issued a press release announcing its execution of the Exchange Agreement, a copy of which is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.4 hereto is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Cautionary Statement Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies regarding the future. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company's Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Exchange Agreement, dated as of June 9, 2017, by and among Nuo Therapeutics, Inc., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Deerfield Special Situations Fund, L.P.
99.1	Certificate of Designations of Series B Preferred Stock of Nuo Therapeutics, Inc.
99.2	Form of Warrant
99.3	Registration Rights Agreement by and among Nuo Therapeutics, Inc., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Deerfield Special Situations Fund, L.P.
99.4	Press Release issued by Nuo Therapeutics, Inc. on June 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuo Therapeutics, Inc.

By:	/s/ David E. Jorden
David E. Jorden
Chief Executive Officer and Chief Financial Officer

Date: June 12, 2017